Exhibit 10.1

SERIES J EXCHANGE AGREEMENT

THIS SERIES J EXCHANGE AGREEMENT (this “Agreement”), dated as of February 12, 2026, is entered into by and between Catheter Precision, Inc., a Delaware corporation (the “Company”), and David A. Jenkins (the “Holder”).

BACKGROUND

WHEREAS, the Company and the Holder are parties to that certain Debt Settlement Agreement and Release dated January 9, 2023 (the “Original Agreement”);

WHEREAS, pursuant to Section 2(ii) of the Original Agreement, the Holder is entitled to a Royalty Right (as defined in the Original Agreement);

WHEREAS, as of December 31, 2025 (the “Effective Date”), the Company and the Holder agree and acknowledge that the Company owes the Holder a Royalty Right payment with a net present value equal to $2,491,292.89 (“Accrued Royalty Amount”) as of the Effective Date;

WHEREAS, pursuant and subject to the terms herein, the Company and the Holder have agreed to cancel the Accrued Royalty Amount and the Royalty Right in exchange for new securities of the Company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agrees as follows:

1.     Incorporation of Preliminary Statements and Acknowledgement; Definitions. The preliminary statements set forth above by this reference hereto are hereby incorporated into this Agreement. In addition, the following terms shall have the following meanings:

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Securities” means the Series J Preferred Stock (as defined in Section 2 below) and the shares of Common Stock underlying the Series J Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.     Exchange. As of the date hereof, the Company agrees to issue to the Holder 2,491.293 shares of Series J Convertible Preferred Stock of the Company (the “Series J Preferred Stock”) with the terms set forth in the certificate of designation of preferences, rights and limitations (the “Certificate of Designation”) that is attached hereto as Exhibit A and incorporated herein by reference, in exchange for the Notes (including all outstanding but unpaid principal and interest). As of the date hereof, the Company shall file the Certificate of Designation with the State of Delaware and shall deliver to the Agent (as defined in the Certificate of Designation) evidence of such filing and the acceptance thereof by the State of Delaware.

3.     Satisfaction and Cancellation of the Accrued Royalty Amount and Termination of Royalty Right. The Company and the Holder agree that, as of the Effective Date, (i) the Accrued Royalty Amount is satisfied in full and cancelled in all respects and of no further force or effect and (ii) the Royalty Right is terminated in full and cancelled in all respects and of no further force or effect and (iii) the Holder shall no longer have any rights to either the Accrued Royalty Amount and/or the Royalty Right as of the Effective Date.

4.     Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein):

(a)  Authority. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against him in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Experience of Holder.  The Holder, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(c)  Communication of Offer. The Holder is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(d)  Information on Company. The Holder has received in writing from the Company all information concerning its operations, financial condition and other matters as the Holder has requested and considered all factors the Holder deems material in deciding on the advisability of investing in the Securities.  The Holder was afforded (i) the opportunity to ask such questions as the Holder deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Holder to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(e)  Securities Act Representations. The Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Holder acknowledges he is contemplating selling certain of the Series J Preferred Stock immediately subsequent to the execution of this Agreement but that such transfer shall be accomplished in full compliance with the provisions of the Securities Act.

(f)  Holder Status. At the time the Holder was offered the Securities, he was, and as of the date hereof he is, and on each date on which he converts the Series J Preferred Stock he will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

5.     Miscellaneous.

(a)           Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written agreement of the Company and the Holder.

(b)           Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)           Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)           Successors and Assigns. Subject to the restrictions on transfer described in Sections 9€ below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)           Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

(f)           Entire Agreement. This Agreement constitutes and contains the entire agreement among the Company and the Holder and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)         Expenses. Each of the parties hereto shall bear its and his own expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Agreements.

(j)          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile and electronic copies of signed signature pages will be deemed binding originals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Series J Exchange Agreement is executed as of the date first set forth above.

CATHETER PRECISIONS, INC.

/s/ Philip Anderson

By: Philip Anderson

Its:  Chief Financial Officer

/s/ David A Jenkins

David A. Jenkins, individually

SCHEDULE A

FORM OF CERTIFICATE OF DESIGNATIONS